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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-99741) and related prospectus of Owens-Illinois, Inc. for the registration of 8,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2002, with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Toledo, Ohio
October 16, 2002